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                                                                     EXHIBIT 4.7

                         AGREEMENT TO REGISTER SHARES
                         ----------------------------

     This Agreement to Register Shares (the "Agreement") dated as of September 30, 1999 is by and between The InterCept Group, Inc., a Georgia corporation ("InterCept") and Jack Caldwell, Kevin Jones, Janet Hollingsworth, Steve White and Janice Brown (collectively, the "Shareholders").

     WHEREAS, the Shareholders own a total of 151,229 shares of InterCept common stock;

     WHEREAS, InterCept will file a registration statement on Form S-3 to register for resale the shares of InterCept common stock owned by certain of its other shareholders (the "Resale S-3");

     WHEREAS, the Shareholders desire to have the shares of common stock owned by them included on such registration statement;

     NOW, THEREFORE, for and in consideration of the premises, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. InterCept agrees to use all commercially reasonable efforts to register the shares of common stock held by the Shareholders pursuant to the Resale S-3. InterCept may, without the consent of the Shareholders and for any reason, withdraw such Resale S-3 prior to its becoming effective or otherwise terminate the offering of securities contemplated thereby. In the event that InterCept withdraws or terminates the registration in order to file a registration statement for an offering of shares by InterCept for its own account, the Shareholders shall have piggyback registration rights pursuant to that certain Registration Rights Agreement dated March 9, 1999 by and between InterCept and the Shareholders (the "March Agreement").

     2.  Registration Procedures.  InterCept will use reasonable efforts to
         -----------------------
advise each Shareholder as to the initiation of the registration, qualification and compliance and as to the completion thereof. At its expense, InterCept will use its reasonable best efforts to furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request.

     3.  Registration Expenses.  InterCept shall pay all expenses in connection
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with any registration, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for InterCept and of its independent accountants. The Shareholders shall pay for their own underwriting discounts and commissions and transfer taxes and the fees and disbursements of their counsel.
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     4.  Each Shareholder agrees and acknowledges that:

     (a) InterCept is not obligated to effect the registration of the shares held by the Shareholders on the Resale S-3.

     (b) InterCept may withdraw or terminate the registration at any time for any reason or for no reason at all and, if such event occurs, InterCept shall have no further obligation to the shareholders to register the shares of common stock held by them, except pursuant to the March Agreement.

     (c) The shares of common stock held by such Shareholder were acquired pursuant to the Acquisition and Merger Agreement dated March 9, 1999 by and between InterCept and the Shareholders.

     (d) Such Shareholder has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of these shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of these shares.

     (e) During the time the Shareholders are engaged in a distribution of the shares to be registered, they are required to comply with Regulation M under the Securities Exchange Act of 1934, including the provisions contained therein that prohibit the Shareholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

     (f) Each Shareholder will notify InterCept and its counsel of any of the following by the Shareholder:

         (i) any transfer of shares by the Shareholder to any pledgee or donee; and

         (ii) any material arrangement with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, along with any information required to be disclosed by InterCept in a prospectus supplement.

     5.  Assignment of Rights.  No Shareholder may assign his or her rights
         --------------------
under this Agreement to any party without the prior written consent of InterCept, and any attempted transfer in violation of this Section 5 shall be null and void.

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     6.  Information by Shareholder.  Each Shareholder shall furnish to
         --------------------------
InterCept such information regarding such Shareholder and the distribution proposed by such Shareholder as InterCept may request in writing.

     7.  "Market Stand-off" Agreement.  Each Shareholder agrees not to sell or
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otherwise transfer or dispose of any common stock (or other securities) of
InterCept held by it during the 180 day period following the effective date of any public offering if so requested by InterCept and underwriters of common stock (or other securities) of InterCept. InterCept may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     8.  Indemnification.
         ---------------

     (a) InterCept shall, and hereby does, indemnify and hold harmless each Shareholder against any losses, claims, damages or liabilities, joint or several, to which the Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale S-3, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and InterCept shall reimburse the Shareholders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that InterCept shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to InterCept through an instrument duly executed by or on behalf of such Shareholder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of InterCept and shall survive the transfer of such shares by the Shareholder.

     (b) Each Shareholder shall indemnify and hold harmless InterCept, its directors and officers and each other person or entity, if any, who controls InterCept within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which InterCept or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from the Resale S-3, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder furnished to InterCept through

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

an instrument duly executed by such Shareholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this Section 8(b)
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shall in no event exceed the gross proceeds from the offering received by such
Shareholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of InterCept or any such director, officer or controlling person and shall survive the transfer by any Shareholder of such shares.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 8(a) or (b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d) The indemnification required by Section 8(a) and (b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

     (e) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the common stock, as well as other relevant equitable considerations.

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     9.  Miscellaneous
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     (a) Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Georgia applicable to contracts between
Georgia residents entered into and to be performed entirely within the State of Georgia.

     (b) Successors and Assigns.  Except as otherwise provided herein, the
         ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     (c) Entire Agreement.  This Agreement constitutes the full and entire
         ----------------
understanding and agreement between the parties with regard to the subjects hereof.

     (d) Notices, etc. All notices and other communications required or
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permitted hereunder shall be in writing and shall be effective three (3) days after mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any Shareholder, at such address as such Shareholder shall have furnished InterCept in writing, or (b) if to InterCept, at such address as InterCept shall have furnished to each Shareholder in writing.

     (e) Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which may be executed by less than all of the
Shareholders, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     (f) Severability. In the case any provision of this Agreement shall be
         ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (g) Amendments.  The provisions of this Agreement may be amended at any
         ----------
time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by InterCept and by the Shareholders; provided, however, that without obtaining the
                                   --------  -------
consent of any other party to this Agreement, InterCept may amend this Agreement to add hereto as parties any person or entity who beneficially owns securities of InterCept, such Amendment to be effected by obtaining the signature of each such party and InterCept to a counterpart to this Agreement.

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

     This Agreement to Register Shares is hereby executed as of the date first above written.


                              The InterCept Group, Inc.

                              By:   /s/ John W. Collins
                                 -----------------------------
                                 John W. Collins
                                 Chairman and Chief Executive Officer

                              "Shareholders"

                                       /s/ Jack Caldwell
                              --------------------------------
                              Jack Caldwell

                                       /s/ Kevin Jones
                              --------------------------------
                              Kevin Jones

                                       /s/ Janet Hollingsworth
                              --------------------------------
                              Janet Hollingsworth

                                       /s/ Steve White
                              --------------------------------
                              Steve White

                                       /s/ Janice Brown
                              --------------------------------
                              Janice Brown

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